UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 11, 2005
(Date of earliest event reported)

NEXTPHASE WIRELESS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada                       000-27339           88-0343832
(State or Other Jurisdiction              (Commission File No.)        (IRS Employer Identification
Incorporation)                                          No.)

300 S. Harbor Boulevard, Suite 500, Anaheim, California 92805
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (909) 585-0444
________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02. Unregistered Sales of Equity Securities.

On March 11, 2005 NextPhase Wireless, Inc. entered into agreements with the following individuals to rescind and void the January 28, 2005 issuance of the shares of common stock set forth below opposite their respective names:

Number of Shares of
Individual	Common Stock Rescinded
Stephen Young	600,000

James Wray	600,000

Paul Steo	1,000,000

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws;
     Change in Fiscal Year.

On March 11, 2005, NextPhase amended and restated its by-laws to delete Section 4.9 which had required the unanimous vote of all directors to:

•  issue securities
•  enter into employment of consulting agreements
•  enter into related party transactions
•  enter into certain material contracts

Accordingly, as a result of the amendment to the by-laws, these actions may be authorized by a majority of the directors present at a meeting where there is a quorum, unless a greater number is required by law or NextPhase’s Articles of Incorporation.

ITEM 9.01. Financial Statements and Exhibits.

(c)	Exhibits

(3)(ii) By-laws, as amended and restated through March 11, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 17, 2005

            NEXTPHASE WIRELESS, INC.

            By: /s/ Robert M. Ford
            Robert M. Ford, Chief Executive Officer